Exhibit 99.1

Inventergy to Present at 2015 Aegis Growth Conference

CAMPBELL, CA—September 22, 2015 - Inventergy Global, Inc. (NASDAQ: INVT) ("Inventergy"), today announced that it will be presenting at the 2015 Aegis Growth Conference to be held October 7-9, 2015 at the Encore at Wynn Las Vegas, Las Vegas.

Event: 2015 Aegis Growth Conference

Location: The Encore at Wynn Las Vegas

Date: October 8, 2015

Time: 9:30 AM (PST)

Inventergy Chairman and CEO Joe Beyers will deliver the Company’s corporate presentation and discuss recent business highlights. Mr. Beyers will also be available for one-on-one meetings.

To arrange a meeting with management, please contact Robert Haag at invt@irthcommunications.com or at 1-866-976-4784.

About Inventergy Global, Inc.

Inventergy is a Silicon Valley-based intellectual property company dedicated to identifying, acquiring and licensing the patented technologies of market-significant technology leaders. Led by IP industry pioneer and veteran Joe Beyers, the Company leverages decades of corporate experience, market and technology expertise, and industry connections to assist Fortune 500 companies in leveraging the value of their innovations to achieve greater returns. For more information about Inventergy, visit www.inventergy.com.

Contact:

Robert Haag

IRTH Communications

INVT@irthcommunications.com

866-976-4784

inventergy.com  / 900 E. Hamilton Avenue, Suite 180 / Campbell, CA 95008